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SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED JANUARY 14, 1997)

                                  $296,617,550
                                 (APPROXIMATE)
                       GE CAPITAL MORTGAGE SERVICES, INC.
                             (SELLER AND SERVICER)

           REMIC MULTI-CLASS PASS-THROUGH CERTIFICATES, SERIES 1997-1

                            ------------------------

     This Supplement amends and should be attached to the cover page of the GE Capital Mortgage Services, Inc. Prospectus Supplement dated January 14, 1997 (the 'Prospectus Supplement') to the Prospectus dated October 28, 1996 (the 'Prospectus') relating to the above-referenced Certificates.

     Notwithstanding the information contained in the second full paragraph on page S-42 of the Prospectus Supplement, the initial Special Hazard Loss Amount will be $3,000,692, which amount will be reduced in accordance with such paragraph.

                            ------------------------

     SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT AND PROSPECTUS.

                The date of this Supplement is January 22, 1997.